Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP One Liberty Plaza New York, NY 10006-1470 T: +1212225 2000 F: +1212 225 3999 clearygottlieb.com

CRAIG B. BROD
RICHARD J. COOPER
JEFFREYS. LEWIS
PAULJ.SHIM
STEVEN L. WILNER
DAVID C. LOPEZ
MICHAELA. GERSTENZANG
LEV L. DASS IN
JORGE U. JUANTORENA
MICHAEL D. WEINBERGER
DAVID LEINWAND
JEFFREY A. ROSENTHAL
MICHAEL D. DAYAN
CARMINE D. BOCCUZZI, JR.

JEFFREY D. KARPF

FRANCISCO L. CESTERO

FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

JOON H. KIM

MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRALDEZ

DUANE MCLAUGHLIN

CHANTAL E. KORDULA

BENET J. O'REILLY

ADAME. FLEISHER

SEAN A. O'NEAL

GLENN P. MCGRORY

DEBORAH NORTH

MATTHEW P. SALERNO

MICHAEL J. ALBANO

VICTOR L. HOU

ROGER A. COOPER
LILLIAN TSU
AMY R. SHAPIRO
JENNIFER KENNEDY PARK
ELIZABETH LENAS
LUKE A. BAREFOOT
JONATHAN S. KOLODNER
DANIEL ILAN
MEYER H. FEDIDA
ADRIAN R. LEIPSIC
ELIZABETH VICENS

ADAM J. BRENNEMAN
ARID. MACKINNON

JAMES E. LANGSTON

JARED GERBER

RISHI ZUTSHI

JANE VAN LARE

AUDRY X. CASUSOL

ELIZABETH DYER

DAVID H. HERRINGTON

KIMBERLY R. SPOERRI

AARON J. MEYERS

DANIEL C. REYNOLDS

ABENAA. MAINOO

HUGH C. CONROY, JR.

JOHN A. KUPIEC

JOSEPH LANZKRON

MAURICE R. GINDI

KATHERINE R. REAVES

RAHUL MUKHI

ELANAS. BRONSON

MANUEL SILVA

KYLE A. HARRIS

LINA BENSMAN
ARON M. ZUCKERMAN
KENNETH S. BLAZEJEWSKI
MARKE. MCDONALD
F. JAMAL FULTON
PAUL V. IMPERATORE
CLAYTON SIMMONS
CHARLES W. ALLEN
JULIA L. PETTY
HELENAK. GRANNIS
SUSANNA E. PARKER
THOMAS S. KESSLER

RESIDENT PARTNERS

JUDITH KASSEL

PENELOPE L. CHRISTOPHOROU

BOAZ S. MORAG

HEIDE H. ILGENFRITZ

ANDREW WEAVER

JOHN V. HARRISON

MATTHEW BRIGHAM

EMILIO MINVIELLE

LAURA BAGARELLA

JONATHAN D.W. GIFFORD

DAVID W.S. YUDIN

KARA A. HAILEY

ANNA KOGAN

BRANDON M. HAMMER

BRIAN J. MORRIS

CARINA S. WALLANCE

ALEXANDER JANGHORBANI

RESIDENT COUNSEL

AMERICAS	ASIA	EUROPE & MIDDLE EAST
NEW YORK SAN FRANCISCO SAO PAULO SILICON VALLEY WASHINGTON, D.C.	BEIJING HONG KONG SEOUL	ABU DHABI BRUSSELS COLOGNE FRANKFURT	LONDON MILAN PARIS ROME
Writer’s Direct Dial: +1 212 225 2438 E-Mail: malbano@cgsh.com

May 10, 2023

LL Flooring Holdings, Inc.
4901 Bakers Mill Lane
Richmond, Virginia 23230

Re: LL Flooring Holdings, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to LL Flooring Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Post-Effective Amendment (the “Amendment”) to the registration statements on Form S-8 (Registration Nos. 333-231706, 333-212690, and 333-173981) (the “Original Registration Statements”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Original Registration Statements registered 1,750,000, 750,000, and 1,000,000 shares of common stock respectively, all with par value $0.001 per share, of the Company, pursuant to the Lumber Liquidators Holdings, Inc. 2011 Equity Compensation Plan, as amended and restated (the “2011 Plan”).

The Amendment reflects that no new awards may be granted under the 2011 Plan, that shares that were available for grant under the 2011 Plan but that remain unissued under the 2011 Plan will become available for issuance under the LL Flooring Holdings, Inc. 2023 Equity Compensation Plan (the “2023 Plan”), and that shares that may become available if the underlying awards outstanding under the 2011 Plan expire, are forfeited, cancelled, or terminated, are settled for cash, or otherwise become available will become available for issuance pursuant to awards granted under the 2023 Plan.

We have participated in the preparation of the Amendment and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the locations listed above.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Plan, at prices not less than the par value thereof, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as a part (Exhibit 5.1) of the Amendment. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Michael J. Albano
Michael J. Albano, a Partner

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the locations listed above.